EXHIBIT 99.2

STATEMENT UNDER OATH OF CHIEF FINANCIAL OFFICER
REGARDING FORM 10-Q FOR QUARTER ENDING
JUNE 30, 2002

     I, Stephanie Schmitt, Chief Financial Officer of Specialty Trust, Inc. (the Company), hereby state, certify and attest in this written statement that:

     (a)  The quarterly report of the Company filed on form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (b)  The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	/s/ Stephanie Schmitt	Dated this 14th day of August 2002.
Name:	Stephanie Schmitt
Title:	Chief Financial Officer

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